Exhibit 10.5

MEMOGAIN ROYALTY ASSIGNMENT AGREEMENT

This Memogain Royalty Assignment Agreement (the ‘Assignment Agreement’) entered into effective as of January 1, 2016 (the “Effective Date”)

BETWEEN:

Neurodyn Cognition Inc., a company having an office at Suite 428
NRC-INH, 550 University Ave., Charlottetown, P.E.I., CIA 4P3
(‘NCI’)

AND:

Neurodyn Life Sciences Inc., a company having an office at Suite 428
NRC-INH, 550 University Ave., Charlottetown, P.E.L, CIA 4P3
(‘NLS’)

AND:

Galantos Consulting Dr. Alfred Maelicke e.K., having an office at at Hinter der Hecke 1, D-55268 Nieder-Olm Germany
(‘Maelicke’)

(each a ‘Party’ and collectively the ‘Parties’)

WHEREAS:

A.	Neurodyn Cognition Inc. is a spin-out company from Neurodyn Life Sciences Inc. that was established to develop and commercialize the Memogain Technology.

B.	NLS entered into an world-wide exclusive license agreement with NCI with respect to the Memogain Technology and it was a term and condition of the license that NCI would be responsible for and assume all of NLS’s obligations with respect to the Memogain Technology including but not limited to NLS’s obligations pursuant to the Royalty Agreement made between NLS and Galantos Consulting Dr. Alfred Maelicke e.K. a copy of which is attached as Schedule Al hereto.

C.	The Consultant had entered onto a consulting agreement with Neurodyn Life Sciences Inc. [NLS] on substantially the same terms and conditions as this Agreement with the Company.

D.	It is a term and condition of Maelicke entering into the Consulting Agreement with NCI, that the Parties enter into an assignment and acknowledgement of the Royalty Agreement and that NLS would not be released from its obligations to Maelicke under and pursuant to the Royalty Agreement

NOW THEREFORE WITNESSETH THAT in consideration of the recitals, the following covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree on the following tenns:

ASSIGNMENT

1.1	NLS does hereby assign and NCI accepts the assignment and transfer of the Royalty Agreement made between NLS and Galantos Consulting Dr. Alfred Maelicke e.K. a copy of which is attached as Schedule A1 hereto.

1.2	NCI agrees be bound by and primarily responsible for the performance and satisfaction of all of the obligations and requirements ofNLS to Maelicke pursuant to the said Royalty Agreement as if it were a original party and signatory of the Royalty Agreement.

2	CONSENT TO THE ASSIGNMENT

2.1	It is a condition of Mealicke’s consent to this assignment that NLS shall not be relieved or released of its obligations to Maelicke pursuant to the Royalty Agreement that NLS acknowledges and agrees with Maelicke that it shall remain responsible for and a guarantor of NCl’s obligations to Maelicke pursuant to the Royalty Agreement.

3	NOTICES

3.1	Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement or the Royalty Agreement shall be in writing and shall be personally delivered or sent by a nationally-recognized overnight courier service to the address of the parties set out on the first page of this Agreement. Any notice shall be deemed to have been received when delivered.

3.2	Each party to this Agreement may change its address for the purpose of this section by giving written notice of such change in the manner provided for in this section.

4	GENERAL

4.1	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the province of Prince Edward Island and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Prince Edward Island. All obligations of the parties under this Agreement are subject to receipt of all necessary approvals of the applicable securities regulatory authorities.

4.2	Non-Assignability

This Agreement and the Royalty Agreement attached as schedule Al shall not be assigned by NLS or NCI without the prior written consent of Maelicke. This Agreement may be assigned by Maelicke to a personal of family holding company for purposes of tax planning without the consent of NCI or NLS.

4.3	Burden And Benefit

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.6	Counterparts

This Agreement may be executed in counterparts and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date set out on the first page.

NEURODYN COGNITION INC.	NEURODYN LIFE SCIENCES INC.

Authorized Signatory	Authorized Signatory

Galantos Consulting Dr. Alfred Maelicke e.K,

/s/ ALFRED MAELICKE
Authorized Signatory

The undersigned Alfred Maelicke being the principal of Galantos Consulting Dr. Alfred Maelicke e.K, hereby acknowledges and agrees to this Assignment Agreement

/s/ ALFRED MAELICKE
ALFRED MAELICKE